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                                                                    EXHIBIT 99.6



                                    CONSENT


         The undersigned hereby consents to being named in the Registration Statement on Form S-1 (the "Registration Statement") of Duke Energy Field Services Corporation ("DEFS") Registration No. 333-32502, originally filed with the Securities and Exchange Commission on March 15, 2000, as a director to be appointed after the consummation of the initial public offering (the "IPO") of DEFS. The undersigned further consents to serve as a director of DEFS following the consummation of the IPO.

         IN WITNESS WHEREOF, the undersigned as executed this Consent effective as of the 1st day of May, 2000.


                                                 /s/ Wayne W. Murdy
                                                 ---------------------
                                                 Name: Wayne W. Murdy